Exhibit 3.80
FILED
JUL 3 1997
LONNA R. HOOKS
Secretary of State

New Jersey Department of State Division of Commercial Recording Certificate of Incorporation, Profit (Title 14A: 2-7 New Jersey Business Corporation Act For Use by Domestic Profit Corporations)	C-100 Rev. 7/92
This is to Certify that, there is hereby organized a corporation under and by virtue of the above noted statute of the New Jersey Statutes.

1.	Name of Corporation: Allied Waste of New Jersey, Inc .

2.	The purpose for which the corporation is organized is (are) to engage in any activity within the purposes for which corporations may be organized under NJSA 14A 1-1 et seq:

3.	Registered Agent:	C T CORPORATION SYSTEM

4.	Registered Office:	820 Bear Tavern Rd.
Trenton, New Jersey 08628
5.	The aggregate number of shares which the corporation shall have authority to issue is: 1,000

6.	If applicable, set forth the designation of each class and series of shares, the number in each, and a statement of the relative rights, preferences and limitations.

7.	If applicable, set forth a statement of any authority vested in the board to divide the shares into classes or series or both and to determine or change their designation number, relative rights, preferences and limitations.
8.	The first Board of Directors shall consist of 3 Directors (minimum of one).

Name	Street Address	City	State	Zip

See attachment
9.	Name and Address of Incorporator(s):

Name	Street Address	City	State	Zip
Bernadette McNamara      208 S. LaSalle Street, Chicago, Illinois 60604
10.	The duration of the corporation is:

11.	Other provisions:

12.	Effective Date (Not to exceed 90 days from date of filing): Perpetual
In Witness whereof, each individual incorporator being over eighteen years of age has signed this certificate, or if the Incorporator is a corporation has caused this Certificate to be signed by its duly authorized officers this 3rd day of July 1997

Signature:	/s/ Bernadette McNamara	Signature:

	Bernadette McNamara

Signature:		Signature:

	(N. J. — 1995 — 5/24/94)		0100711631

Instructions:	Type all information except signatures.
Form must be completed in full and filed in duplicate.
The original document will be retained by the Division of Commercial Recording.

Remittance:	$100.00 (Check or Money Order should be signed and made payable to the
Secretary of State, and be submitted with the document to be filed.

Mail To:	Department of State
Divison of Commercial Recording CN 308
Trenton. NJ 08625
Information on Certificate of Incorporation
(For Use by Domestic Profit Corporations Only)
Title 14A: 2-7 New Jersey Business Corporation Act
1.	NAME OF CORPORATION: Name must include: Incorporation, Inc.. Corporation, Corp.. Company, Co.. or Ltd. (WARNING: This information does not apply to nonprofit corporations which are filed per Title 15A). Name must be available. Call (609) 530-8312 for immediate telephone availability with payment by VISA, MasterCard, or Depository Account.

2.	PURPOSE: Additional information is optional.

3.	REGISTERED AGENT: Designate one person as registered agent.

4.	REGISTERED OFFICE: Address must be in New Jersey and be a street address. Post Office Box may be included only if same city and zip as street address.

5.	SHARES: Must have minimum of one share.

6.	IF APPLICABLE: Complete only if applicable.

7.	IF APPLICABLE: Complete only if applicable.

8.	BOARD OF DIRECTORS: List at least one director and address. Need not be a New Jersey address.

9.	INCORPORATORS: List at least one incorporator and address. All incorporators must sign document, no other signatures may appear.

10.	DURATION: State length of time corporation is to exist. Perpetual, unlimited, or forever is acceptable.

11.	PROVISIONS: Additional information is optional.

12.	EFFECTIVE DATE: The earliest date available is date received. The effective date can be up to 90 days after date of filing. Unless otherwise noted, the date of filing will be the date received.

IN TESTIMONY WHEREOF: Give date of the signing of the document by each incorporator.

SIGNATURE: Must be the original signature of each incorporator, listed in #9 only.

THE PURPOSE OF THIS FORM IS TO SIMPLIFY THE FILING REQUIREMENTS OF THE SECRETARY OF STATE AND DOES NOT REPLACE THE NEED FOR COMPETENT LEGAL ADVICE.

REMINDER:	An Annual Report will be sent to the registered agent prior to the anniversary date of the corporation. Corporations failing to file will become revoked.

Appendix to New Jersey
Certificate of Incorp., Profit (Short Form) (copy)
Allied Waste of New Jersey, Inc.
List of Directors of Allied Waste of New Jersey, Inc.

1.	Thomas H. VanWeelden
15880 North Greenway-Hayden Loop, #100
Scottsdale, Arizona 85260

2.	Larry D. Henk
15880 North Greenway-Hayden Loop, #100
Scottsdale, Arizona 85260

3.	Daniel J. Ivan
15880 North Greenway-Hayden Loop, #100
Scottsdale, Arizona 85260